EXHIBIT 99.2
(Exhibit A to Instructions as to Use of
Subscription Rights Certificates)

NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATES
ISSUED BY
KEYSTONE CONSOLIDATED INDUSTRIES, INC.

This form, or one substantially equivalent hereto, must be used to exercise non-transferable subscription rights (“Subscription Rights”) pursuant to the subscription rights offering (the “Subscription Rights Offering”) described in the prospectus dated [___________], 2007 (the “Prospectus”) of Keystone Consolidated Industries, Inc., a Delaware corporation (the “Company”), if a Subscription Rights holder cannot deliver the Subscription Rights certificate(s) evidencing the Subscription Rights (“Subscription Rights Certificates”) to the Subscription Agent at or prior to 5:00 p.m., Eastern Time, on [___________], unless extended in the sole discretion of the Company (as so extended, the “Expiration Date”). Such form must be delivered by mail, hand or overnight courier to the Subscription Agent, sent to the Subscription Agent by facsimile transmission (for eligible institutions only), and must be received by the Subscription Agent on or prior to the Expiration Date. Properly completed and executed Subscription Rights Certificate(s) relating to this Notice of Guaranteed Delivery must be delivered to the Subscription Agent within three (3) trading days following the date of this Notice of Guaranteed Delivery. See the discussion set forth under “The Subscription Rights Offering - Notice of Guaranteed Delivery” in the Prospectus.

Regardless of the manner of delivery of the Subscription Rights Certificate(s), payment of the subscription price of $10.00 per share for each share of the Company’s common stock, par value $.01 per share (the “Common Stock”), being subscribed for upon exercise of the Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus and the Instructions as to Use of Subscription Rights Certificates at or prior to 5:00 p.m., Eastern Time, on the Expiration Date.

The Subscription Agent is:
Computershare Inc.

By Mail: Computershare Trust Company, N.A. Attention: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	Facsimile Transmission (eligible institutions only): (781) 930-4942	By Hand or Overnight Courier: Computershare Trust Company, N.A. Attention: Corporate Actions 161 Bay State Drive Braintree, MA 02184

To confirm receipt of facsimile only:
(781) 930-4900

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

LADIES AND GENTLEMEN:

The undersigned hereby represents that he or she is the registered holder of Subscription Rights Certificate(s) representing ___________________ Subscription Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Time, on [__________], 2007, the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus and the Instructions, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the undersigned’s Subscription Rights as set forth below.  All capitalized terms used herein shall have the meanings ascribed to such terms in the Instructions as to Use of Subscription Rights Certificates (the “Instructions”).

SECTION 1:  EXERCISE INSTRUCTIONS
(check the appropriate boxes)

IF YOU WISH TO FULLY EXERCISE YOUR BASIC SUBSCRIPTION RIGHT:
☐ I elect to fully exercise my Basic Subscription Right to purchase __________ shares of Common Stock*X the Subscription Price of $10.00 per share = $_________.

☐ I elect to exercise my Oversubscription Right to purchase _________ shares of Common Stock* X the Subscription Price of $10.00 per share = $_________.

IF YOU DO NOT WISH TO FULLY EXERCISE YOUR BASIC SUBSCRIPTION RIGHT:
☐ I elect to exercise my Basic Subscription Right to purchase ________ shares of Common Stock*X the Subscription Price of $10.00 per share = $___________.

 TOTAL AMOUNT ENCLOSED  $___________.

The undersigned understands that payment of the Subscription Price of $10.00 per share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right must be received by the Subscription Agent in the manner set forth in the Prospectus and the Instructions at or before 5:00 p.m., Eastern Time, on [__________], 2007, the Expiration Date.

SECTION 2:  SUBSCRIPTION AUTHORIZATION

I hereby subscribe for the number of shares of Common Stock indicated above on the terms and conditions set forth in the Prospectus and the Instructions.

Signature(s) of registered holder:

Telephone number (including area code) (___)

Control Number of Subscription Rights Certificate (if known):

* May not exceed the  number of Subscription Rights listed on the face of the Subscription Rights Certificate.

** You may only exercise your Oversubscription Right if you fully exercise your Basic Subscription Right.

GUARANTY OF DELIVERY

The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to Computershare Inc., guarantees that the undersigned will deliver to Computershare Inc., the Subscription Rights Certificates representing the Subscription Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three (3) trading days after the date hereof.

___________________________________________________

___________________________________________________

___________________________________________________
 (Address)

___________________________________________________
(Area Code and Telephone Number)

Dated:    , 2007

___________________________________________________
(Name of Firm)

___________________________________________________
 (Authorized Signature)

The institution which completes this form must communicate the guarantee to Computershare Inc. and must deliver the Subscription Rights Certificate(s) to Computershare Inc. within the time period shown herein. Failure to do so could result in a financial loss to such institution.